UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2018

MAGNEGAS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35586	26-0250418
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employee Identification No.)

11885 44th Street North

Clearwater, FL 33762

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (727) 934-3448

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01	Entry into a Material Definitive Agreement.

Securities Settlement Agreement

On June 27, 2018, MagneGas Corporation (the “Company”) entered into a Securities Settlement Agreement (“SSA”) with Maxim Group, LLC (“Maxim”) attached hereto as Exhibit 10.1. Maxim is entitled to certain placement agent fees from the Company in the aggregate amount of $556,016 arising from the consummation of that certain convertible preferred transaction dated as of June 12, 2017, pursuant to that certain engagement letter, dated March 7, 2017, by and between the Company and Maxim. Under the terms of the SSA and at the closing, the Company will issue to Maxim 817,670 shares of Series F Convertible Preferred Stock with an initial total value of $556,016 (“Preferred Stock”).The Preferred Stock has an initial conversion price of $0.68 per share and will be initially convertible into an aggregate of 817,670 shares of Common Stock.

Upon execution of the SAA, the Company reduced its outstanding obligations by $556,016.

The Company obtained the written consent of the holders of a majority of its outstanding voting securities approving the terms of the SSA and the issuance of the Preferred Stock, including the potential issuance of more than 20% of the Company’s issued and outstanding common stock in connection with the SSA, in accordance with Nasdaq Listing Rule 5635. The Company is also required to file with the Securities and Exchange Commission, and mail to its stockholders, a definitive information statement in compliance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.

The issuance of the Preferred Stock is being made pursuant to a prospectus supplement and accompanying base prospectus relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-207928).

The above description of the SSA does not purport to be complete and is qualified in its entirety by the full text of such SSA, which is incorporated herein and attached hereto as Exhibit 10.1.

A copy of the opinion of our General Counsel relating to the legality of the issuance and sale of the Preferred Stock is attached as Exhibit 5.1 hereto.

Leak Out Agreement

The sale of the Preferred Stock sold pursuant to the SSA is subject a Leak Out Agreement (“Leak Out Agreement”). The Leak Out Agreement, among other things, limits the amount of the securities that the Holder (as defined in the Leak Out Agreement) can sell or otherwise dispose of or transfer per trading day to no more than 5% of the trading volume of the Company’s common stock as reported by Bloomberg, LP for the applicable Date of Determination (as defined in the Leak Out Agreement).

The above description of the Leak Out Agreement does not purport to be complete and is qualified in its entity by the full text of such Leak Out  Agreement, which is incorporated herein and attached hereto as Exhibit 10.2.

Series F Convertible Preferred Stock

The Company has designated a new class of preferred stock as “Series F Convertible Preferred Stock” in the aggregate amount of 817,670 shares (“Preferred Shares”). The Preferred Shares have a stated value of $0.68, with an aggregate value of $556,016.

The initial conversion price of the Preferred Shares is $0.68 per share.

The Certificate of Designations includes the right of Alternative Conversion, through which the holder may, at its option and in accordance with the Certificate of Designations, convert any Preferred Shares at an Alternate Conversion Price. The “Alternate Conversion Price” means with respect to any Alternate Conversion that price which shall be the lowest of (A) the applicable Conversion Price as in effect on the applicable Conversion Date of the applicable Alternate Conversion and (B) the greater of (x) the Floor Price and (y) the lowest of (i) 75% of the Closing Bid Price of the Common Stock as of the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, (ii) 75% of the VWAP of the Common Stock as of the Trading Day of the delivery or deemed delivery of the applicable Conversion Notice, (iii) 75% of the sum of the lowest VWAP of the Common Stock for each Trading Day during three (3) out of the ten (10) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (I) three (3), (iv) 75% of the price computed as the quotient of (I) the sum of the lowest VWAP of the Common Stock for each Trading Day during five (5) of the twenty (20) consecutive Trading Day period ending and including the Trading Day immediately preceding the delivery or deemed delivery of the applicable Conversion Notice, divided by (II) five (5).

The holders of Preferred Shares shall be entitled to receive dividends, when and as declared by the Board, from time to time, in its sole discretion which dividends shall be paid by the Company out of funds legally available therefor, payable, subject to the conditions and other terms of the Certificate of Designations, in cash on the Stated Value of such Preferred Share.

The Company is not permitted issue any shares of Common Stock upon conversion of any Preferred Shares or otherwise pursuant to the terms of the Certificate of Designations if the issuance of such shares of Common Stock would exceed the aggregate number of shares of Common Stock which the Company may issue pursuant to the Securities Settlement Agreement or upon conversion of the Preferred Shares or otherwise pursuant to the respective terms thereof without breaching the Company’s obligations under the rules or regulations of the Principal Market (the number of shares which may be issued without violating such rules and regulations, the “Exchange Cap”), except that such limitation shall not apply in the event that the Company (A) obtains the approval of its stockholders as required by the applicable rules of the Principal Market for issuances of shares of Common Stock in excess of such amount or (B) obtains a written opinion from outside counsel to the Company that such approval is not required, which opinion shall be reasonably satisfactory to the Required Holders. Until such approval or such written opinion is obtained, no Holder shall be issued in the aggregate, upon conversion of any Preferred Shares or otherwise pursuant to the terms of the Certificate of Designations, shares of Common Stock in an amount greater than the product of (i) the Exchange Cap as of the Issuance Date multiplied by (ii) the quotient of (1) the aggregate number of Preferred Shares issued to such Holder pursuant to the Securities Settlement Agreement on the Closing Date divided by (2) the aggregate number of Preferred Shares issued to the Holders pursuant to the Securities Settlement Agreement on the Closing Date (with respect to each Buyer, the “Exchange Cap Allocation”). In the event that any Holder shall sell or otherwise transfer any of such Holder’s Preferred Shares, the transferee shall be allocated a pro rata portion of such Holder’s Exchange Cap Allocation with respect to such portion of such Preferred Shares so transferred, and the restrictions of the prior sentence shall apply to such transferee with respect to the portion of the Exchange Cap Allocation so allocated to such transferee. Upon conversion and exercise in full of a holder’s Preferred Shares, the difference (if any) between such holder’s Exchange Cap Allocation and the number of shares of Common Stock actually issued to such holder upon such holder’s conversion in full of such Preferred Shares shall be allocated, to the respective Exchange Cap Allocations of the remaining holders of Preferred Shares on a pro rata basis in proportion to the shares of Common Stock underlying the Preferred Shares then held by each such holder of Preferred Shares. At any time commencing on the 40th day following the date that the Company is prohibited from issuing any shares of Common Stock as stated above to a Holder, the Holder shall have the right to cause the Company to redeem any Preferred Shares held by the Holder that are not convertible hereunder at a price equal to the Stated Value per redeemed share (or fraction thereof for partial shares). Such cash payment shall be made within five (5) Business Days of demand thereof by the Holder to the Company.

The above description of the Certificate of Designations does not purport to be complete and is qualified in its entirety by the full text of such Certificate of Designations, which is incorporated herein and attached hereto as Exhibit 3.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the SSA, prior to the closing date of the transaction described in Item 1.01 of this Current Report on Form 8-K, the Company filed a Certificate of Designations of Series F Convertible Preferred Stock (the “Certificate of Designations”) with the Secretary of State for the State of Delaware. The Certificate of Designations designated a new class of preferred stock as “Series F Convertible Preferred Stock” in the aggregate amount of 817,670 shares. The Series F Convertible Preferred Stock has a stated value of $0.68 per share of Series F Convertible Preferred Stock and an initial conversion price equal to $0.68 per share. The summary of the rights, powers, and preferences of the Series F Convertible Preferred Stock set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

A copy of the Certificate of Designations is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01	Other Events.

On June 28, 2018, the Company announced the transaction.

A copy of the press release that discusses this matter is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designations for Series F Convertible Preferred Stock
5.1	Opinion of General Counsel
10.1	Securities Settlement Agreement dated June 27, 2018, between the Company and Maxim Group, LLC
10.2	Leak Out Agreement
23.1	Consent of General Counsel (contained in Exhibit 5.1)
99.1	Press Release, dated June 28, 2018, issued by MagneGas Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2018

MAGNEGAS CORPORATION

/s/ Ermanno Santilli
By: Ermanno Santilli
Its: Chief Executive Officer